UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities ExchangeAct of 1934

Date of Report (Date of earliest event reported): September 18, 2025

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2080 Century Park East, Suite 906

LosAngeles, CA 90067

(Address of principal executive offices)

+1(305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the SecuritiesAct (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the ExchangeAct (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of theAct:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities ExchangeAct of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 18, 2025, Lunai Bioworks, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 12:01 a.m. (New York time) on September 29, 2025 (the “Reverse Stock Split”).

On August 15, 2025, stockholders owning a majority of the outstanding voting capital stock of the Company entitled to vote thereon approved a corporate action by Special Meeting of Stockholders authorizing the Company’s board of directors (the “Board”) to amend the Company’s certificate of incorporation, as amended, to effect a reverse stock split of all outstanding shares of Common Stock, by a ratio in the range of 1-for-3 to 1-for-10 to be determined in the Board’s sole discretion. Following the approval of the stockholders, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-10 and approved the filing of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 10 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fraction of a share of Common Stock outstanding that would be created as a result of the Reverse Stock split will be rounded up to the next whole share. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 231,780,434 shares to approximately 23,178,096 shares, inclusive of adjustments for the rounding up of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 350,000,000 shares and no changes will be made to the authorized or outstanding shares of preferred stock.

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market on September 30, 2025. The trading symbol for the Common Stock is “LNAI.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 29350E 203.

A press release announcing the split was published by the Company on September 24, 2025, a copy of which is filed herewith as Exhibit 99.1. For more information about the Reverse Stock Split, see the Company’s notice of meeting and proxy statement on Form DEF 14A filed with the U.S. Securities and Exchange Commission on July 30, 2025. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Lunai Bioworks, Inc.

99.1	Press Release Announcing Reverse Stock Split, dated September 24, 2025.

104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

Date:September 24, 2025